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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form S-1 of Humboldt Bancorp of our report dated January 15, 1999, except for Note Y, as to which the date is November 11, 1999, relating to the financial statements of Humboldt Bancorp and subsidiary, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


RICHARDSON & COMPANY

Sacramento, California
February 2, 2000